Exhibit 10.39

Mimecast Limited

2015 Employee Share Purchase Plan

Additional Terms and Conditions

1.Terms. By electing to participate in the Mimecast Limited (the “Company”) 2015 Employee Share Purchase Plan (the “Plan”) and completing the online enrollment process required by the Company, Participant hereby agrees to these Additional Terms and Conditions, including any special terms for Participant’s country set forth in the attached appendix (the “Appendix,” and together with these Additional Terms and Conditions, the “Agreement”). Participant understands, acknowledges and agrees that this Agreement, together with the Plan, the terms of which are incorporated herein by reference, govern Participant’s participation in the Plan. Capitalized terms used but not defined herein shall have the same meaning as in the Plan.

2.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including, but not limited to, the grant of the Option, the purchase of ordinary shares of the Company (the “Ordinary Shares”), the sale of Ordinary Shares purchased under the Plan or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the Option or any aspect of the Plan to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of Ordinary Shares under the Plan, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer, as applicable, to satisfy all obligations for Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligation with regard to all Tax-Related Items by (i) requiring Participant to make a payment in a form acceptable to the Company; (ii) withholding from Participant’s wages or other cash compensation payable to Participant by the Company and/or the Employer; (iii) withholding from proceeds of the sale of Ordinary Shares acquired upon purchase, either through a voluntary sale, or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); and/or (iv) any other arrangement approved by the Board and/or the Administrator and to the extent required under applicable law or the Plan.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in Participant’s jurisdiction(s).  In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Ordinary Shares or, if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.  The Company may refuse to purchase or

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deliver Ordinary Shares or the proceeds from the sale of Ordinary Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

3.Nature of Grant. By participating in the Plan, Participant acknowledges, understands and agrees that:

a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

c)all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

d)the grant of the Option and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate Participant’s employment relationship;

e)Participant is voluntarily participating in the Plan;

f)the Option and the Ordinary Shares purchased under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

g)the Option and the Ordinary Shares purchased under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

h)unless otherwise agreed with the Company in writing, the Option and the Ordinary Shares purchased under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the services Participant may provide as a director of any parent or Subsidiary of the Company;

i)the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty and the value of the Ordinary Shares purchased under the Plan may increase or decrease in the future, even below the Option Price;

j)no claim or entitlement to compensation or damages shall arise from forfeiture of any Option resulting from the termination of Participant’s employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

k)in the event Participant’s employment is terminated (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s Option

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under the Plan, if any, will terminate effective as of Participant’s last day of active employment. The Board and/or the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of participating in the Plan (including whether Participant is actively employed while on a leave of absence);

l)unless otherwise agreed with the Company, the Option and the Ordinary Shares purchased under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the services Participant may provide as a director of any parent or subsidiary of the Company; and

m)neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the purchase of Ordinary Shares or the subsequent sale of any Ordinary Shares purchased under the Plan.

4.Data Privacy

a)Controller and European Union Representative.  The Company, located at 1 Finsbury Avenue, London, EC2M 2PF United Kingdom, is the controller responsible for the processing of Participant’s personal data in connection with the Plan. The Company’s representative in the European Union is Mimecast Netherlands B.V., Stationsplein, 12-2 1211 EX, Hilversum, The Netherlands.

b)Personal Data Subject to Processing.  The personal data to be processed by the Company in the context of the Plan includes Participant’s name, home address and telephone number, email address, hire date, date of birth, social insurance number or other identification number, tax residency, salary, salary grade, citizenship, nationality, passport number, job title, payroll tax withholding rates and/or deductions as applicable to Participant, any Company shares held by Participant, and details of all Options or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, which the Company may receive from Participant or the Subsidiary employing Participant (“Personal Data”).

c)Purposes and Legal Basis of the Processing.  The Company processes the Personal Data for the purposes of allocating Ordinary Shares and implementing, administering and managing Participant’s participation in the Plan.  For those jurisdictions requiring a legal basis for processing such Personal Data, the legal basis for the processing of Personal Data by the Company, including by its Subsidiaries that assist in the administration of the Plan, its third-party service providers, and the Subsidiary employing Participant is Participant’s declaration of consent provided by electronically accepting this Agreement as part of the online enrollment process required by the Company.

d)Share Plan Administration Service Providers and Other Data Recipients.  The Company transfers Personal Data, or parts thereof, to E*TRADE Securities LLC (and its affiliated companies), the brokerage firm engaged by the Company to hold Ordinary Shares and other amounts acquired under the Plan, and to Computershare Limited (and its affiliated companies), the financial institution engaged by the Company to monitor and maintain shareholder records, independent service providers based in the United States (in the case of E*TRADE Securities LLC) and the United States and Jersey, Channel Islands (in the case of Computershare Limited), which assist the Company with the implementation, administration and management of the Plan.  In the future, the Company may select different or additional service providers to assist with the implementation, administration and

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management of the Plan and share Personal Data with such different or additional service providers.  The service provider will open an account for Participant to receive and trade Ordinary Shares acquired under the Plan.  Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan.  In addition, certain of the Company’s operations, including its internal stock plan administration, are based in the United States, which means that it will be necessary to transfer and process Personal Data in, the United States. Participants may, at any time, request a list with the names and addresses of any recipients of the Personal Data by sending the request to the Company’s Data Protection Officer by email at dpo@mimecast.com.

e)International Data Transfers.  The Company is located in the United Kingdom.  Certain of the Company’s Subsidiaries and the Company’s service providers are located in the United States.  Similarly, future service providers might be located in the United States or elsewhere outside of the European Union.  Participant understands and acknowledges that the United States is not, and any other jurisdictions Personal Data might be transferred to and processed in may not be, subject to an unlimited adequacy finding by the European Commission and might apply laws not providing a level of protection of Personal Data equivalent to the level of protection in Participant’s country of residence.

As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of Personal Data in the United States or, as the case may be, other jurisdictions outside the European Union might not be subject to substantive data processing principles or supervision by data protection authorities.  In addition, Participant might not have enforceable rights regarding the processing of Personal Data in such jurisdictions.  The transfer of Personal Data is exclusively based on Participant’s consent provided by electronically accepting this Agreement as part of the online enrollment process required by the Company.

f)Data Retention.  The Company, including the Company’s Subsidiary that administers the Plan, and the Subsidiary of the Company that may employ Participant may use Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws.  This period may extend beyond Participant’s period of employment with the Company group.  To the extent that the Company or one of its Subsidiaries uses Personal Data to comply with legal or regulatory obligations, the legal basis, where required, for the processing of Personal Data would be compliance with the relevant laws or regulations or the pursuit of respective legitimate interests not outweighed by Participant’s interests, rights or freedoms.  When the Company, including the Company’s Subsidiary that administers the Plan, or the Subsidiary of the Company that may employ Participant no longer need Personal Data for any of the above purposes, it will cease processing it in this context and remove it from all of its systems used for such purposes, to the fullest extent practicable.

g)Data Subject Rights.  Subject to the conditions set out in the applicable law, Participant may, without limitation, have the right to (i) request access or copies of Personal Data that the Company processes, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on processing of Personal Data, (v) portability of Personal Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Personal Data.  To receive clarification regarding these rights or to exercise these rights, Participant can the Company’s Data Protection Officer by email at dpo@mimecast.com.

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h)Voluntariness and Consequences of Denial or Withdrawal of Consent.  Participant’s participation in the Plan and the provision of consent is purely voluntary.  Participant may deny or later withdraw consent at any time, with future effect and for any or no reason.  If Participant does not consent, or if Participant later withdraws consent, Participant’s employment status, salary or service and career with Participant’s employer will not be affected.  The only consequence of denying or withdrawing consent is that the Company will not or will no longer be able to grant Options to Participant or administer or maintain such awards.  Therefore, denial or withdrawal of consent may affect Participant’s ability to realize benefits from the Options and otherwise participate in the Plan.

i)Declaration of Consent.  In order to grant Options and to implement, administer and manage the Plan, the Company needs to collect, use and otherwise process Participant’s Personal Data.  By electronically accepting this Agreement as part of the online enrollment process required by the Company, Participant explicitly declares his or her consent to the data processing operations described above.  This includes, without limitation, the transfer of Participant’s Personal Data to, and the processing of such data by certain of the Company’s subsidiaries, E*TRADE Securities LLC (and its affiliated companies), and Computershare Limited (and its affiliated subsidiaries, or any additional service provider.  Participant may withdraw his or her consent at any time, with future effect and for any or no reason described in Section (h) above.

5.Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Ordinary Shares, the Company shall not be required to deliver any Ordinary Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Ordinary Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Ordinary Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Ordinary Shares.  Further, the Company shall have unilateral authority to amend the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Ordinary Shares.

6.Insider Trading/Market Abuse Restrictions. Participants are at all times subject to the Company’s Insider Trading Policy, as such policy may be amended from time to time at the discretion of the Company. Depending on Participant’s country or his or her broker’s country or where Ordinary Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Ordinary Shares or rights to Ordinary Shares (e.g., the Option) or rights linked to the value of Ordinary Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Participant further understands that he or she may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing inside information with them, or otherwise causing third parties to buy or sell Company securities. In addition, local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring Participant’s compliance with any applicable restrictions and Participant should speak with his or her personal legal advisor on this matter.

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7.Exchange Control, Foreign Asset/Account and/or Tax Requirements. Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax requirements which may affect Participant’s ability to acquire or hold Ordinary Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on Ordinary Shares purchased under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Finally, Participant may be responsible for paying and/or reporting taxes due with respect to his or her participation in the Plan.  Participant acknowledges that it is Participant’s responsibility to be compliant with such requirements, and Participant should consult his or her personal legal and tax advisors to ensure compliance.

8.Country-Specific Provisions. Notwithstanding any provisions in this Agreement, the Option shall be subject to any special terms and conditions set forth in the attached Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

9.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Ordinary Shares purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

10.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

11.Language. Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the provisions in this Agreement and the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Ordinary Shares. Participant understands and agrees that Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

13.Governing Law and Venue. The Option and the provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware USA without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

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14.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by Participant.

15.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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Mimecast Limited

2015 Employee Share Purchase Plan

Appendix to the Additional Terms and Conditions

Terms and Conditions

This Appendix includes special terms and conditions applicable in the countries set forth below. These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Additional Terms and Conditions. If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers residency and/or employment after Participant enrolls in the Plan, or is considered resident of another country for local law purposes, the Board and/or the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Capitalized terms used but not defined herein shall have the same meaning as in the Additional Terms and Conditions and the Plan.

Notifications

This Appendix also includes information regarding securities law, exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the countries listed below as of May 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant either purchases or sells Ordinary Shares.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers residency and/or employment after Participant enrolls in the Plan, or is considered resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

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Australia

Terms and Conditions

Securities Law.

Offer Document

The Company is pleased to provide Participant with this offer to participate in the Plan. This offer document sets out information regarding the offer of Options to purchase ordinary shares of the Company to Australian resident employees of the Company and its Subsidiaries. The Company is providing this information to ensure the Plan’s compliance with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

Capitalized terms used but not defined herein shall have the same meaning as in the Additional Terms and Conditions and the Plan.

Additional Documents

In addition to the information set out in the Agreement, including this Appendix, Participant is also being provided with copies of the following documents:

(a)	the Plan;
(b)	the Plan Summary and Prospectus; and
(c)	the Employee Information Supplement for Australia, which is set forth in Exhibit A to this offer document (attached at the end of the Appendix)

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help Participant to make an informed investment decision about participating in the Plan.  Neither the Plan nor the Agreement is a prospectus for the purposes of the Australian Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Agreement, including this Appendix, and the Additional Documents when considering participation in the Plan.

General Information Only

The information herein is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs. Participant should consider obtaining his or her own financial product advice from a person who is licensed by ASIC to give such advice.

Risk Factors

Investment in shares involves a degree of risk. Participant should monitor his or her participation and consider all risk factors relevant to the acquisition of Ordinary Shares under the Plan as set forth below and in the Additional Documents.

Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Ordinary Shares. For example, the price at which an individual Ordinary Share is quoted on the

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Nasdaq Global Select Market (“Nasdaq”) may increase or decrease due to a number of factors. There is no guarantee that the price of an Ordinary Share will increase. Factors that may affect the price of an individual share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://investors.mimecast.com/, and upon request to the Company.

In addition, the participant should be aware that the Australian dollar (“AUD”) value of any Ordinary Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Ordinary Shares in a Jersey, Channel Islands Corporation

Ordinary shares of a Jersey, Channel Islands corporation are analogous to ordinary shares of an Australian corporation. Each holder of an ordinary share of the Company is entitled to one vote. Further, Ordinary Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of a Share

The participant may ascertain the current market price of an individual Ordinary Share as traded on the Nasdaq under the symbol “MIME” at: https://www.nasdaq.com/market-activity/stocks/mime. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of the market price of an individual Ordinary Share when such Ordinary Shares are acquired under the Plan or of the applicable exchange rate on the date of acquisition.

Ascertaining the Option Price of an Ordinary Share

Unless otherwise determined by the Company, the applicable Option Price for an Ordinary Share will be 85% of the lesser of the Fair Market Value (as defined in the Plan) of the Ordinary Shares on (a) the first day of the applicable Offering, and (b) the last trading day of the applicable Offering (i.e., the Exercise Date).

The Option Price is denominated in USD. The AUD equivalent of the Option Price will change with fluctuations in the USD/AUD exchange rate.

By way of example only, if the date of this offer was the first day of the Offering, and assuming that the Fair Market Value of an Ordinary Share on the date of this offer is lower than on the Exercise Date, then the AUD equivalent of the Option Price would be 85% of the closing price of an Ordinary Share on Nasdaq on the date of this offer, divided by the applicable USD/AUD exchange rate.

As noted in above, indicative USD/AUD exchange rates can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

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Please note that this is only an indicative example of how the AUD equivalent of the Option Price may be calculated based on the assumption that the date of this offer is the relevant date for purposes of this calculation. The actual Option Price of an Ordinary Share under the Plan will depend on the closing price of an Ordinary Share on Nasdaq on both the first date of the Offering and the last trading day of the Offering--whichever is lower, and the AUD equivalent of the Option Price will depend on the actual exchange rate applied when converting contributions for purposes of purchasing Ordinary Shares on the date of acquisition.

Notifications

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction may file the report for Participant.  If there is no Australian bank involved in the transfer, Participant will have to file the report.  Participant should consult with a personal advisor to ensure that Participant is properly complying with applicable reporting requirements in Australia.

Canada

Terms and Conditions

Nature of Grant.  The following provision replaces Section 3(k) of the Additional Terms and Conditions:

k)in the event Participant’s employment is terminated (for any reason whatsoever whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s Option under the Plan, if any, will terminate effective as of the earliest of: (i) the date Participant’s employment with the Company or one of its Subsidiaries is terminated, (ii) the date that Participant receives notice of termination of Participant’s employment, and (c) Participant’s last day of active employment, and may be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any,

unless the Board and/or the Administrator, in its sole discretion, otherwise determines that such notice or other pay in lieu of notice will not be included in Participant’s period of service. Unless applicable employment standards legislation specifically requires, Participant will not earn or be entitled to any pro-rata purchase for that portion of time before the date on which Participant’s employment is terminated, nor will Participant be entitled to any compensation for the lost ability to purchase

Ordinary Shares. The Board and/or the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of participating in the Plan (including whether Participant is actively employed while on a leave of absence);

The following provision applies if Participant resides in Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue.  Les parties reconnaissent avoir expressement souhaité que la convention «Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

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Notifications

Securities Law Information.  Ordinary Shares acquired under the Plan may not be sold or otherwise disposed of within Canada.  Participant may sell the Ordinary Shares acquired under the Plan only through any third party stock plan service provider selected by the Company either now or in the future, provided the sale of Ordinary Shares takes place outside of Canada through the facilities of a stock exchange on which the Ordinary Shares are traded.  The Ordinary Shares are currently traded on the Nasdaq Global Select Market.

Germany

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  In case of payments in connection with securities (including proceeds realized upon the sale of Ordinary Shares or the receipt of dividends), the report must be made electronically by the 5th day of the month following the month in which the payment was received.  The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.  Participant is responsible for making this report.

Netherlands

Notifications

South Africa

Notifications

Securities Law Information.  In compliance with South African Securities Law, the documents listed below are available for Participant’s review either on the Company’s public site or in the Participant’s account in www.etrade.com under the “My Account/Company Information” section, as applicable, as listed below:

1.	The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at https://investors.mimecast.com/investor-relations/company-overview.
2.	The Company’s most recent Plan prospectus: a copy of which can be found in the Participant’s account in www.etrade.com under the “My Account/Company Information” section.

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Participant acknowledges that a copy Company’s most recent Annual Report (Form 10-K) may be sent to Participants, at no charge, on written request by filling out the form available on the Company’s website at https://investors.mimecast.com/investor-resources/information-request.

Fund Remittance Procedures.  Participant understands that to participate in the Plan, Participant may be required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to foreign investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”) (this Tax Clearance Certificate may need to be renewed each twelve (12) months or such other period as may be required by the SARS), and/or (ii) a Transfer of Funds Application (with respect to Foreign Investments), and/or (iii) a power of attorney allowing the Employer to transfer funds and/or submit applicable documentation to the remitting bank on Participant’s behalf.  Participant acknowledges that if Participant does not provide a valid Tax Clearance Certificate, Transfer of Funds Application and/or any requested power of attorney by the deadline provided by the Employer or the Company, the Company may not be able to purchase Ordinary Shares on Participant’s behalf.

Holding of Ordinary Shares.  South African residents are subject to an annual foreign investment allowance. Participant is responsible for ensuring that this limit is not exceeded and should be aware that Participant’s ability to hold Ordinary Shares after purchase may be reduced if the foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan.

United Kingdom

Terms and Conditions

Securities Law Information.  The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the Plan in the United Kingdom.  The Information Document is available in the Participant’s account in www.etrade.com under the “My Account/Company Information” section or in hard copy upon request to shares@mimecast.com.

Responsibility for Taxes.  The following provision supplements Section 2 of the Additional Terms and Conditions:

Participant agrees to indemnify the Company and/or the Employer for all Tax-Related Items that they are required to pay or withhold or have paid or will pay to Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax or relevant authority) on Participant’s behalf and authorizes the Company and/or the Employer to recover such amounts by any of the means set out in Section 2 of the Additional Terms and Conditions.  Participant also agrees to be liable for any Tax-Related Items related to the Plan and legally applicable to Participant, and hereby covenants to pay any such Tax-Related items as and when requested by the Company, the Employer or by HMRC (or any other tax or relevant authority).

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply.  In the event that Participant is an executive officer or director and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable.  Participant acknowledges that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-

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assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.

United Arab Emirates

Notifications

Securities Law Information.  The ordinary shares are available only for employees of the Company and its subsidiaries and are in the nature of providing employee incentives in the United Arab Emirates.  The Agreement, the Plan and other incidental communication materials are intended for distribution only to eligible employees for the purposes of an employee incentive scheme, and must not be delivered to, or relied on, by any other person.

The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates have no responsibility for reviewing or verifying any documents in connection with the ordinary shares.  Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this Agreement relate may be illiquid and/or subject to restrictions on their resale.  Individuals should conduct their own due diligence on the securities.

Residents of the United Arab Emirates who do not understand or have questions regarding this Agreement or the Plan should consult an authorized financial adviser.

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Exhibit A

Employee Information Supplement

for Participants in Australia

Overview

This supplement has been prepared to provide you with a summary of the tax consequences and certain other issues associated with the offering of and your participation in the 2015 Employee Share Purchase Plan (the “Plan”) by Mimecast limited (the “Company”).

This supplement is based on tax laws in effect in your country as of May 2021.

Tax laws often are complex and can change frequently. As a result, you should consult with your personal tax advisor for current information and further guidance regarding your personal tax liabilities and responsibilities associated with your enrollment in the Plan, the purchase of Company ordinary shares, and the sale of Company ordinary shares acquired under the Plan.

Please note that this supplement is general in nature and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to your particular tax or financial situation, and the Company is not in a position to assure you of any particular tax result. You should consult with an appropriate professional advisor as to how the tax or other laws in your country apply to your specific situation.

If you are a citizen or resident of another country or transfer employment and/or residency after you enroll in the Plan or if you are no longer actively employed at the time of the taxable event, the information contained in this supplement may not be applicable to you.

Finally, the information in this supplement assumes that you are not a U.S. tax resident and that you have completed a Form W-8BEN to certify your status as a non-U.S. person.

tax
Enrollment

Equity awards granted under the Plan are regarded as an Employee Share Scheme (“ESS”) interest. In general, as it is understood that your equity award will be subject to a real risk of forfeiture at the time of grant, your award will not be subject to tax at grant, but when an “ESS deferred taxing point” occurs, as described below.

Purchase

Your ESS deferred taxing point will be on the date(s) shares are purchased on your behalf under the Plan.[1]

Note that if you sell the underlying shares within 30 days of the original ESS deferred taxing point, the ESS deferred taxing point will shift to the date you sell the shares (the “30-day rule”).

Taxable Amount	The difference between the fair market value of the shares at purchase (the ESS deferred taxing point) and the purchase price (the “discount”).

[1]	This supplement assumes the shares are not subject to any genuine restrictions on disposal.

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tax

The difference between the fair market value of the shares at purchase (the ESS deferred taxing point) and the purchase price (the “discount”).

However, if the 30-day rule applies, the taxable amount will equal the difference between the sale proceeds and the purchase price plus any incidental costs of disposal.

Nature of Taxable Amount	Employment compensation.
Is Income Tax Payable?	Yes.
Are Employee Social Insurance Contributions Payable?	Yes.
Are Other Taxes Payable?	No.

company/employer tax withholding and reporting
Withholding
Is Income Tax Withheld?	No, assuming you provided your tax file number to your employer. You personally will be responsible for paying the applicable taxes directly to the Australian Tax Office (“ATO”).
Are Employee Social Insurance Contributions Withheld?	No, assuming you provided your tax file number to your employer. You personally will be responsible for paying the applicable taxes directly to the ATO.
Are Other Taxes Withheld?	Not applicable.
Reporting
Does the Taxable Amount Need to be Reported?

The Company will provide you (no later than July 14 after the relevant tax year ending June 30) and the Commissioner of Taxation (no later than August 14 after the end of the tax year) with a statement containing certain information about your award for the income tax year when the ESS deferred taxing point occurs (typically, the tax year in which you purchase Company ordinary shares), including an estimate of the market value of the shares less the purchase price.

Note that if you sell the ordinary shares within 30 days of the original ESS deferred taxing point, as described above, the taxable amount will not be based on the market value of the shares on the date of purchase less the purchase price (as reported by your employer), but on the sale proceeds less the purchase price plus any incidental costs of disposal. Thus, it will be your responsibility to calculate the taxable amount at sale in order to remit applicable taxes due.

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SALE OF SHARES
Taxation in Your Country

When you subsequently sell Company ordinary shares acquired under the Plan, you may be subject to additional taxation on any gain you realize, unless you dispose of the shares within 30 days after the original ESS deferred taxing point (in which case your tax treatment will be limited to the tax consequences described above).

If you dispose of the shares more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains tax to the extent that the sale proceeds (or market value if you do not dispose of the ordinary shares in an arm’s length transaction2) exceed your cost basis in the ordinary shares. Your cost basis in the shares will generally be equal to the market value of the ordinary shares at the ESS deferred taxing point (which will usually be the purchase date) plus any incidental costs of disposal.

The amount of any capital gain you realize must be included in your assessable income for the year in which the ordinary shares are sold. However, if you hold the ordinary shares for at least one (1) year prior to selling (excluding the dates you acquired and sold the ordinary shares), you may discount the capital gain to be included in your assessable income by fifty-percent (50%). If the sale proceeds (or market value if you do not dispose of the ordinary shares in an arm’s length transaction) are lower than your cost basis in the ordinary shares sold, you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

You will be responsible for reporting any capital gains (losses) you recognize from the sale of ordinary shares and paying any applicable taxes due on such gains.

The calculation of capital gains (losses) at the time of sale is complex and you should consult with your personal tax advisor.

Taxation in the U.S.

Assuming you are not a U.S. tax resident and have provided the Company and/or the broker with a Form W-8BEN to certify your status as a non-U.S. person, you will not be subject to tax in the U.S. on any gain you realize when ordinary shares acquired under the Plan are sold. If you have not provided a Form W-8BEN, the broker will perform U.S. back-up withholding on the gain at a rate of 24%.

[2]	If you sell your shares on a recognized stock exchange, this will generally be considered an arm’s length transaction.

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ADDITIONAL DETAILS ON YOUR tax REPORTING OBLIGATIONS
Purchase

You will receive an ESS Statement by July 14 after the end of the tax year (ending June 30) in which the ESS deferred taxing point happens. The Company will also lodge an ESS Annual Report with the ATO by August 14 of that year.

The assessable amount should be included in Box F of the ESS Statement. Once the Company lodges the ESS Annual Report, the amount shown in Box F of your ESS Statement may be pre-filled into Box F of item 12 of your Tax Return for Individuals.

You should ensure that the amount included in Box F of Item 12 of your tax return is correct based on your personal circumstances.

Your tax return is generally due by October 31. However, if you appoint a tax agent prior to that date, you may be entitled to an extension in line with the tax agent's lodgment program.

Sale of Ordinary Shares

You should include the correct amount of any capital gains in item 18 of your tax return.

Your tax return is generally due by October 31. However, if you appoint a tax agent prior to that date, you may be entitled to an extension in line with the tax agent's lodgment program.

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